                                                                      EXHIBIT 21


                                   XICOR, INC.

                             LIST OF SUBSIDIARIES(1)



                                                                           STATE OR
                                                                       OTHER JURISDICTION
     NAME                                                              OF INCORPORATION
     ----                                                              ----------------
Xicor GmbH                                                                  Germany
Xicor Hong Kong Limited                                                     Hong Kong
Xicor Japan K.K.                                                            Japan
Xicor Korea, Ltd.                                                           Korea
Xicor Limited                                                               United Kingdom
Xicor, Inc. International Holding Company                                   Delaware


(1) All subsidiaries are wholly-owned.